                                                                    EXHIBIT 11.1

                        AMERICAN MEDICAL RESPONSE, INC.
             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


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

                                                             Three Months Ended
                                                                  March 31,
                                                             -------------------
                                                                1996       1995
                                                             ---------  --------
                                                                 (unaudited)
PRIMARY
Pro forma net earnings.....................................  $   7,686  $  5,003
                                                                ======    ======
Weighted average common shares outstanding.................     19,948    15,557
                                                                ======    ======
Pro forma net earnings per share...........................  $    0.39  $   0.32
                                                                ======    ======

FULLY DILUTED
Pro forma net earnings.....................................  $   7,686  $  5,003
Add:  Interest expense on convertible subordinated notes,
        net of income taxes................................        717      ----
                                                                ------    ------
Pro forma net earnings used to calculate fully diluted
        earnings per share.................................  $   8,403  $  5,003
                                                                ======    ======

Weighted average common shares outstanding.................     19,948    15,557
Add:  Weighted average shares of convertible subordinated
        notes assuming conversion..........................      2,183      ----
                                                                ------    ------
Weighted average shares used to compute fully diluted
        earnings per share.................................     22,131    15,557
                                                                ======    ======

Fully diluted pro forma net earnings per share.............  $    0.38  $   0.32
                                                                ======    ======
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